Exhibit 10.7

Execution version

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is signed by and among the following Parties in Shanghai, the People’s Republic of China (“China”) on April 21, 2015:

1.	Shanghai Qingke E-Commerce Co., Ltd. (“Qingke E-Commerce”)

Registered address: Section A, F/3, Building No.1, 1288 Boxue Road, Malu Town, Jiading District, Shanghai

2.	Guangjie Jin, a Chinese citizen (ID Card No.: [***])

3.	Bing Xiao, a Chinese citizen (ID Card No.: [***])

4.	Xiamen Siyuan Investment Management Co., Ltd.

Registered address: Section B, Room 365, 859 Lianqian West Road, Siming District, Xiamen City

(The parties mentioned in Items 2, 3 and 4 above, collectively as “Existing Shareholders”)

5.	Shanghai Qingke Investment Consulting Co., Ltd (the “WFOE”)

Registered address: Room C4, F/2, Building No.2, 317 Meigui North Road, China (Shanghai) Free Trade Pilot Area

(The above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)

As of the date hereof, the Existing Shareholders hold 100% of equity of Qingke E-commerce in accordance with the law, in which Guangjie Jin holds 74.53%, Bing Xiao 10.47%, and Xiamen Siyuan Investment Management Co., Ltd 15%.

(2)

The Existing Shareholders intend to transfer to the WFOE and/or any other entity or individual designated by WFOE all of the equity they hold in Qingke E-commerce to the extent permitted by the Laws of China, and WFOE intends to accept such transfer.

(3)

To effect the said equity transfer, the Existing Shareholders agree to grant an exclusive and irrevocable equity transfer option (the “Equity Transfer Option”) to WFOE. According to this option, the Existing Shareholders shall, to the extent permitted by the Laws of China and at the request of the WFOE, transfer the Option Equity (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE in accordance with the provisions hereof.

(4)	Qingke E-Commerce agrees that the Existing Shareholders grant the Equity Transfer Option to the WFOE in accordance with this Agreement.

(5)	The Existing Shareholders agree that Qingke E-Commerce grant the Equity Transfer Option to the WFOE in accordance with this Agreement.

THEREFORE, the Parties, after rounds of negotiations, reached the agreement as follows:

Article 1 Definition

1.1	Unless the context requires otherwise, the following words shall have the following meanings when used herein:

“Trustee”:	has the meaning set out in Article 3,8 hereof.

“Business Licenses”:	refers to the licenses required by Qinghaike E-commerce to legally and effectively operate its business within the business scope, as well as other relevant licenses and certificates required by the Laws of China at that time.

“Confidential Information”:	has the meaning set out in Article 8.1 hereof.

“Breaching Party”:	has the meaning set out in Article 11.1 hereof.

“Breach”:	has the meaning set out in Article 11.1 hereof.

“Exercise”:	refers to WFOE’s exercise of its Equity Transfer Option or Assets Purchase Option.

“Notice of Exercise:	has the meaning set out in Article 3.6 hereof.

“Registered Capital of Qingke E-commerce”:	refer to the registered capital of Qingke E-commerce (in RMB) as at the date hereof, as well as the increased registered capital during the term hereof.

“Assets of Qingke E-commerce”:	refers to all tangible and intangible assets owned or entitled to use by Qingke E-commerce during the validity period of this agreement, including but not limited to any real estate, movable property, and intellectual property rights such as trademarks, copyrights, patents, proprietary technologies, domain names, software use rights, etc.

“Major Agreements”:	refer to the agreements to which Qingke E-commerce is a party and which have a material impact on the business or assets of Qingke E-commerce, including but not limited to the Exclusive Technology Service Agreement between Qingke E-commerce and the WFOE, and other important agreements concerning the business operation of Qingke E-commerce.

“Major Assets”	refers to the assets whose book value reaches or exceeds RMB 1 million or which have a material impact on the business operation of one Party.

“Non-breaching Party”:	has the meaning set out in Article 11.1 hereof.

“Option Equity”:	For the purpose of each Existing Shareholders, refers to all the equity they hold respectively in the Registered Capital of Qingke E-commerce; for the purpose of all Existing Shareholders, refers to the 100% equity of the Registered Capital of Qingke E-commerce, including any equity that may be increased due to future capital increased of Qingke E-commerce.

“Equity Transfer Option”:	Refer to the option granted by Qingke E-commerce to WFOE to purchase any equity of Qingke E-commerce in accordance with the terms and conditions hereof.

“Assets Purchase Option”:	Refer to the option granted by Qingke E-commerce to the WFOE to purchase any Assets of Qingke E-commerce in accordance with the terms and conditions hereof.

“Laws of China”:	refer to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of China (for the sole purpose of this Agreement, excluding Hong Kong, Macao and the Taiwan) in force at that time.

“Power of Attorney”:	has the meaning set out in Article 3.8 hereof.

“The Rights”:	have the meaning set out in Article 12.5 hereof.

“Limit of Shareholding Ratio”:	has the meaning set out in Article 3.2 hereof.

“Transferring Equity”:	refers to the equity of Qingke E-Commerce that the WFOE has the right to require the Existing Shareholders to transfer to it or to any entity or individual designated by it in accordance with Article 3.3 hereof when exercising its Equity Transfer Option. It can be the whole or part of the Option Equity, and the specific amount shall be determined by WFOE at its discretion in accordance with the Laws of China at that time and based on its own business considerations.

“Transferring Assets”:	refer to the Assets of Qingke E-Commerce that the WFOE has the right to require the Existing Shareholders to transfer to it or to any entity or individual designated by it in accordance with Article 3.4 hereof when exercising its Assets Purchase Option. It can be the whole or part of the Assets of Qingke E-Commerce, and the specific number shall be determined by WFOE at its discretion in accordance with the Laws of China at that time and based on its own business considerations.

“Transfer Price”:	refers to the full consideration to be paid by WFOE or any entity or individual designated by it to the Existing Shareholders in order to acquire the Transferring Equity or the Transferring Assets at each exercise in accordance with Article 4 hereof.

1.2	Any reference to the Laws of China herein shall be deemed to:

(1)	be the Laws of China as amended, modified, added and re-enacted, whether they take effect before or after the date hereof; and

(2)	include other decisions, notifications and regulations formulated in accordance with, or take effect as a result of, the Laws of China.

1.3	Unless otherwise specified herein, any reference to article, clause or provision shall mean the article, clause or provision of this Agreement.

Article 2 Granting of Equity Transfer Option and Assets Purchase Option

2.1

The Existing Shareholders hereby jointly and severally agree to grant to the WFOE an exclusive, irrevocable and unconditional Equity Transfer Option. According to such option, WFOE has the right, to the extent permitted by the Laws of China, to request the Existing Shareholders to transfer the Option Equity to it or to any entity or individual designated by it in the manner specified herein in accordance with the terms and conditions hereof, and the WFOE also agrees to accept such Equity Transfer Option. The Existing Shareholders hereby waive respectively their right of first refusal over the equity of Qingke E-Commerce under the articles of association of Qingke E-Commerce and the Laws of China, and hereby irrevocably agree that any shareholder of Qingke E-Commerce transfers the Option Equity to the WFOE and/or any entity or individual designated by the WFOE.

2.2	Qingke E-Commerce hereby agrees that the Existing Shareholders grant the Equity Transfer Option to the WFOE in accordance with Article 2.1 above and other provisions hereof.

2.3

Qingke E-commerce and the Existing Shareholders hereby agree to grant to the WFOE an exclusive, irrevocable and unconditional Assets Purchase Option. According to such option, WFOE has the right, to the extent permitted by the Laws of China, to request the Existing Shareholders to transfer all or any part of the Assets of Qingke E-commerce to it or to any entity or individual designated by it in the manner specified herein in accordance with the terms and conditions hereof (unless the application of such terms and conditions violates applicable laws and regulations), and the WFOE also agrees to accept such Assets Purchase Option.

2.4

WFOE and/or the entity or individual designated by it may choose to purchase all or part of the equity from any Existing Shareholder, or purchase all or part of the Assets of Qingke E-commerce, or to exercise both of them simultaneously.

Article 3 Way of Exercise

3.1	The WFOE has absolute discretion to determine the specific time, way and frequency of its Exercise of the options to the extent permitted by the Laws of China.

3.2

If the WFOE and/or any entity or individual designated by the WFOE is permitted by the current Laws of China to hold all equity of Qingke E-Commerce, WFOE shall have the right to exercise all the Equity Transfer Option in one-time or by several times, to effect the transfer of all the Equity Transfer Option by the Existing Shareholders in one-time or by several times to it and/or to any entity or individual designated by it. If the WFOE and/or any entity or individual designated by WFOE is only permitted by the current Laws of China to hold part of the equity of Qingke E-commerce, WFOE shall have the right to determine the amount of the Transferring Equity within the Limit of Shareholding Ratio (the “Limit of Shareholding Ratio”) stipulated by the current Laws of China, and to and/or cause any entity or individual designated by it to, accept such amount of the Equity Transfer Option transferred by Existing Shareholders. In the latter case, the WFOE shall have the right to exercise its Equity Transfer Options by different times according to the gradual loose of the Limit of the Shareholding Ratio permitted by the Laws of China, until it finally obtains all the Option Equity.

3.3

With respect to the Equity Transfer Option, the WFOE, at each Exercise, shall have the right to determine at its sole discretion the amount of Transferring Equity to be transferred by Existing Shareholders to WFOE and/or any entity or individual designated by WFOE, and the Existing Shareholders shall transfer such amount of Transferring Equity to WFOE and/or other entity or individual designated by WFOE accordingly. WFOE and/or any entity or individual designated by WFOE shall pay the Transfer Price to the Existing Shareholders who transfer the Transferring Equity to them in each Exercise, and shall also have the right to offset the Transfer Price from their creditor’s right (including but not limited to loans) against the Existing Shareholders.

3.4

With respect to the Assets Purchase Option, the WFOE, at each Exercise, shall have the right to determine at its sole discretion the Transferring Assets to be transferred by Qingke E-Commerce to WFOE and/or any entity or individual designated by WFOE. The WFOE and/or any entity or individual designated by WFOE shall pay the Transfer Price to Qingke E-Commerce for the assets they accept in each Exercise.

3.5	At each Exercise, WFOE may accept the Transferring Equity or Transferring Assets by itself, or designate any third party to accept all or part of the Transferring Equity or Transferring Assets.

3.6

At each time when it decides to exercise the options, the WFOE shall send to the Existing Shareholders or Qingke E-Commerce a notice of the exercise of the Equity Transfer Option or Assets Purchase Option (in the format set out in Appendix I and Appendix II respectively, the “Notice of Exercise”). After receiving such Notice of Exercise, the Existing Shareholders or Qingke E-Commerce shall, in accordance with the Notice of Exercise, immediately transfer the Transferring Equity or Transferring Assets to WFOE or other entity or individual designated by WFOE in a one-time in the manner specified in Article 3.3 or 3.4 hereof.

3.7	The Existing Shareholders and Qingke E-commerce jointly and severally undertake and warrant that as soon as WFOE sends a Notice of Exercise:

(1)

It shall immediately convene a shareholders’ meeting to adopt resolutions such as the waiver of the right of first refusal, and take all other necessary actions to agree to transfer all the Transferring Equity or Transferring Assets to WFOE and/or other entity or individual designated by WFOE at the Transfer Price;

(2)

It shall immediately execute an equity or asset transfer agreement with WFOE and/or other entity or individual designated by WFOE to transfer all the Transferring Equity or Transferring Assets to WFOE and/or other entity or individual designated by WFOE at the Transfer Price; and

(3)

It shall, in accordance with the requirements of WFOE and the provisions of laws and regulations, provide WFOE with necessary support (including the provision and execution of all relevant legal documents, the completion of all necessary government approval and registration procedures, and the undertaking of all relevant obligations) so that WFOE and/or other entity or individual designated by WFOE can obtain all the Transferring Equity or Transferring Assets without legal defects.

3.8

The Existing Shareholders agree that, at the same time as this Agreement is executed, the Existing Shareholders shall execute a Power of Attorney (in the format set out in Appendix III, the “Power of Attorney”), entrusting any person designated by the WFOE (the “Trustee”) to execute on behalf of the Existing Shareholders any and all legal documents necessary for the WFOE and/or other entity or individual designated by WFOE to obtain all Transferring Equity or Transferring Assets without legal defects. The Power of Attorney shall be placed in the custody of WFOE, and, if necessary, WFOE shall have the right to require the Existing Shareholders to execute multiple copies of Power of Attorney, and submit such Power of Attorney to government authorities at any time. If and only if the WFOE gives the Existing Shareholders a written notice of the removal of the Trustee, the Existing Shareholders shall immediately remove the existing Trustee, and entrust other Trustee designated by the WFOE then instead. The new Power of Attorney, once issued, shall replace the original Power of Attorney. Except for the circumstance set forth in the preceding sentence, under no other circumstances the Existing Shareholders shall revoke the Power of Attorney issued to the Trustee.

Article 4 Transfer Price

4.1

With respect to the Equity Transfer Option, at each Exercise, the Transfer Price payable by WFOE or any entity or individual designated by WFOE to the Existing Shareholders shall be the corresponding amount of contribution in the Registered Capital of Qingke E-Commerce or the lowest price permitted by the Laws of China at that time, whichever is lower. The Existing Shareholders hereby irrevocably agree that if it is required by the Law of China at that time that the Transfer Price of the equity must be higher than the aforesaid price, the lowest price permitted by the Laws of China shall prevail.

4.2

With respect to the Assets Purchase Option, at each Exercise, WFOE or any entity or individual designated by WFOE shall pay to the Qingke E-commerce the net book value of relevant assets. If the lowest price permitted by the Laws of China at that time is higher than the said net book value, the lowest price permitted by the Laws of China shall prevail.

4.3

WFOE and/or any entity or individual designated by WFOE shall have the right to offset the Transfer Price from their creditor’s right (including but not limited to loans) against the Existing Shareholders or Qingke E-commerce.

4.4

The Existing Shareholders or Qingke E-commerce hereby irrevocably agrees, within ten (10) working days after receipt of such Transfer Price paid by WFOE and/or any other entity or individual designated by WFOE, to return such Transfer Price to WFOE or any entity or individual designated by WFOE in a manner in conformity with the laws.

Article 5 Representations and Warranties

5.1

The Existing Shareholders and Qingke E-commerce jointly and severally make the representations and warranties as follows, and such representations and warranties shall remain effective as if they are made at the time of the transfer of Option Equity or Assets Purchase Option.

5.1.1

The Existing Shareholders are all Chinese citizens with full capacity. They have complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and can independently act as a subject of action.

5.1.2

Qingke E-commerce is a limited liability company duly registered and legally existing under Laws of China and with independent qualification of a legal person. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a subject of action.

5.1.3

They have full power and authority to execute and deliver this Agreement and all other documents related to the transactions contemplated hereunder that they will execute, and to complete the transactions contemplated hereunder. The execution or performance of this Agreement will not in any material way violate or conflict with: (i) any agreement, arrangement or obligation to which they are a party; or (ii) any current laws, regulations, decrees or policies to which they are subject.

5.1.4

This Agreement is duly executed and delivered by them. This Agreement constitutes lawful and binding obligations on them, and is enforceable against them in accordance with the provisions of this Agreement.

5.1.5

The Existing Shareholders are the legitimate registered owners of the Option Equity at the time of the entry into force of this Agreement. Except for the rights created under this Agreement, the Equity Pledge Agreement signed with WFOE, and the Voting Rights Entrustment Agreement signed with WFOE and Qingke E-commerce, the Option Equity is free from any other lien, pledge, claim, encumbrance or third-party rights. Under this Agreement, WFOE and/or any other entity or individual designated by WFOE, after Exercising relevant option, shall acquire good title of the Transferring Equity free from any lien, pledge, claim, encumbrance or third-party rights.

5.1.6

The Assets of Qingke E-commerce are free from any lien, mortgage, claim, encumbrance or third-party rights. Under this Agreement, WFOE and/or any other entity or individual designated by WFOE may, after Exercising relevant option, shall acquire good title of the Assets of Qingke E-commerce free from any lien, mortgage, claim, encumbrance or third-party rights.

5.1.7

As of the date of this Agreement, there is no pending or threatened action, arbitration or administrative investigation with respect to the equity or assets of Qingke E-commerce or Qingke E-commerce itself.

5.1.8

At the time of entry into force of this Agreement, Qingke E-Commerce has all the Business Licenses required for its business operation, and has full rights and qualifications to operate its business in China. Since its establishment, Qingke E-commerce has been operating in accordance with the law, and commits no act that violates, or may violate, the regulations or requirements of industry and commerce authorities, taxation authorities, labor and social security authorities and other government authorities, and is not involved in any dispute about contract breach.

5.1.9

The execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereunder will not violate the provisions of Laws of China, or any agreement, contract or other arrangement that they concluded with any third party or binding upon them.

5.2	The WFOE hereby makes the representations and warranties as follows:

5.2.1

It is a wholly foreign-owned limited liability company duly registered and legally existing under the Laws of China and with independent qualification of a legal person. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a subject of action.

5.2.2

It has full power and authority to execute and deliver this Agreement and all other documents related to the transactions contemplated hereunder that they will execute, and to complete the transactions contemplated hereunder.

5.2.3	This Agreement is duly executed and delivered by it, and constitutes lawful and binding obligations on it.

Article 6 Undertakings of Existing Shareholders

The Existing Shareholders hereby undertake that:

6.1

During the term hereof, they will take all necessary measures to ensure that Qingke E-commerce can obtain all Business Licenses required for the operation of its business in time and that all Business Licenses remain valid at all times.

6.2	During the term hereof, without prior written consent of WFOE:

6.2.1	They will not transfer or otherwise dispose of any Option Equity, or create any encumbrance or other third-party rights on any Option Equity;

6.2.2	They will not increase or decrease the Registered Capital of Qingke E-commerce, or otherwise change the ownership structure of Qingke E-commerce at the time of signing this Agreement;

6.2.3

They will not transfer, mortgage or otherwise dispose of, or cause the management of Qingke E-commerce to transfer, mortgage or dispose of, any assets, legal income and interests of Qingke E-commerce (except for those occurred in the ordinary course of business).

6.2.4

They will not terminate, or cause the management of Qingke E-commerce to terminate, any Major Agreement concluded by Qingke E-commerce, or to enter into any other agreement that conflicts with the existing Major Agreements.

6.2.5

They will not, whether individually or jointly, cause the Qingke E-commerce to conclude any transaction which may materially affect the assets, liabilities, business operation, ownership structure, equity held in any third party and other legitimate rights of Qingke E-commerce (except for those occurred in the ordinary course of business).

6.2.6	They will not appoint or remove any director or supervisor of Qingke E-commerce, or any other manager of Qingke E-commerce who shall be appointed or removed by them.

6.2.7	They will not cause, or agree with, Qingke E-commerce to declare or actually distribute any distributable profits, bonus or dividends.

6.2.8	They will ensure the valid existence of Qingke E-commerce, and ensure that it is not terminated, liquidated or dissolved.

6.2.9	They will not cause, or agree with, Qingke E-commerce to amend its articles of association.

6.2.10

They will ensure that Qingke E-Commerce will not lend or borrow money, or provide guarantees or have any act with the nature of guarantee, or assume any material obligations beyond the ordinary course of business; and

6.2.11	They will ensure that Qingke E-commerce will not be merged with any third party, purchase any assets or equity from any third-party, or otherwise invest in any third party.

6.3

During the term hereof, without prior written consent of WFOE, they will not cause Qingke E-commerce or the management of Qingke E-commerce to consent to its subsidiary, branch or affiliate (collectively, “Subsidiaries”):

6.3.1	to increase or decrease the registered capital of the Subsidiaries, or cause or consent to the division of the Subsidiaries or their merge with any other entity;

6.3.2

to dispose of, or cause the management of the Subsidiaries to dispose of, any Major Assets of the Subsidiaries (except for those occurred in the ordinary course of business), or to create any encumbrance or other third-party rights on such assets;

6.3.3

to terminate, or cause the management of the Subsidiaries to terminate, any Major Agreement concluded by the Subsidiaries, or to enter into any other agreement that conflicts with the existing Major Agreements.

6.3.4	to appoint or remove any director or supervisor of the Subsidiaries, or any other manager of the Subsidiaries who shall be appointed or removed by them.

6.3.5	to terminate, liquidate or dissolve the Subsidiaries, or have any act that impairs or may impair the valid existence of the Subsidiaries;

6.3.6	to amend the articles of association of the Subsidiaries; and

6.3.7	to lend or borrow money, or to provide guarantee or have any act with the nature of guarantee, or assume any material obligations beyond the ordinary course of business.

6.3

During the term hereof, they will take all necessary measures to ensure that the Qingke E-commerce appoints the directors or supervisors of Qingke E-commerce, or other managers of Qingke E-commerce who should be appointed or removed by them, according to the instructions of WFOE.

6.4

During the term hereof, they will notify WFOE of any threatened or pending action, arbitration and administrative procedure with respect to the assets, business and income of Qingke E-commerce as soon as they get knowledge of it.

6.5	During the term hereof, if WFOE agrees with Qingke E-commerce to distribute dividends or profits to them, they will pay all of those dividends or profits they received from Qingke E-commerce to WFOE.

6.6

During the term hereof, they will make their utmost efforts and take all necessary measures, including but not limited to signing all necessary documents, initiating all necessary litigations and taking all necessary defensive measures, to safeguard their equity and interests in Qingke E-commerce.

6.7

They shall strictly abide by this Agreement and other agreements signed with Qingke E-commerce and WFOE, fulfill their obligations hereunder and thereunder, and refrain from any act or omission that may affect the validity and enforcement of such agreements.

6.8

If the total Transfer Price received by any of the Existing Shareholders with respect to the Transferring Equity it holds is higher than its contribution to Qingke E-commerce, or any of the Existing Shareholders receives any form of profit distribution, bonus or dividend, it agrees to give up the premium to the extent in conformity with the Laws of China, and pay all of the Transfer Price and any profit distribution, bonus or dividends received (after deducting relevant taxes) to WFOE. Otherwise, Existing Shareholders shall compensate WFOE and/or other entity or individual designated by WFOE for all the losses incurred.

Article 7 Undertakings of Qingke E-commerce

7.1

If the execution and performance of this Agreement and the granting of the Equity Transfer Option hereunder require the consent, license, waiver or authorization of any third party, or the approval, license or waive of any government authority, or the registration or filing procedures with any government authority in accordance with law, Qingke E-commerce will do its utmost to assist in the satisfaction of the above conditions.

7.2	Without prior written consent of WFOE, Qingke E-Commerce will not:

7.2.1

amend its articles of association, increase or decrease the Registered Capital of Qingke E-commerce, or otherwise change the existing ownership structure of Qingke E-commerce at the time of signing this Agreement;

7.2.2

assist the Existing Shareholders in transferring or otherwise disposing of any Option Equity or creating any encumbrance or other third-party rights on any Option Equity, or permit the Existing Shareholders to have the aforesaid conduct;

7.2.3	terminate any Major Agreement entered into by the Qingke E-commerce, or enter into any other agreements that conflict with the existing Major Agreements;

7.2.4

cause the Qingke E-commerce to conclude any transaction which may materially affect the assets, liabilities, business operation, ownership structure, equity held in any third party and other legitimate rights of Qingke E-commerce (except for those occurred in the ordinary course of business);

7.2.5	conclude any transaction in which the payment amount is not less than (or equivalent to) RMB 150,000 individually, or RMB 1,000,000 cumulatively;

7.2.6	liquidate, dissolve or declare termination;

7.2.7	merge with any third party, purchase the assets or equity of any third party, or otherwise invest in any third party; or

7.2.8

lend or borrow money, or provide guarantees or have any act with the nature of guarantee, transfer or otherwise dispose of any Major Asset, or assume any material obligations beyond the ordinary course of business.

7.3

Qingke E-commerce undertakes that it will not, and the Existing Shareholders will ensure that Qingke E-commerce do not, engage in or permit any behavior or act that may adversely affect the interests of WFOE hereunder, including any behavior or act not limited to those restricted by Article 6.1.

7.4

During the term hereof, Qingke E-commerce shall make its best efforts and take all necessary measures to maintain the organizational form of Qingke E-commerce, to ensure that Qingke E-commerce can timely obtain all the Business Licenses required to its business operation, and to keep all Business Licenses valid at all times. Meanwhile, Qingke E-commerce undertakes to make every effort and take all necessary measures to develop the business of Qingke E-commerce, to ensure the legal and lawful operation of Qingke E-commerce, and to refrain from any act or omission that may damage the assets and goodwill of Qingke E-commerce.

7.5	During the term hereof, Qingke E-commerce will provide all its business and financial information to WFOE according to the requirements of WFOE.

7.6

Without prior written consent of WFOE, Qingke E-commerce will not distribute dividends or profits to the Existing Shareholders, but will distribute all distributable profits to Existing Shareholders as soon as WFOE requests so in writing.

7.7

During the term hereof, Qingke E-commerce notify WFOE of any threatened or pending action, arbitration and administrative procedure with respect to the assets, business and income of Qingke E-commerce as soon as it get knowledge of it.

7.8

Qingke E-commerce shall strictly abide by this Agreement and other agreements signed with Existing Shareholders and WFOE, fulfill its obligations hereunder and thereunder, and refrain from any act or omission that may affect the validity and enforcement of such agreements

Article 8 Confidentiality

8.1

During the term hereof, all client information and other information related to the business of Qingke E-commerce and WFOE and the services provided by WFOE (“Client Information”) shall be owned by both Parties.

8.2

Whether this Agreement is terminated or not, Qingke E-commerce and WFOE shall keep strictly confidential the Confidential Information obtained by them during the performance hereof. For the purpose of this Agreement, “Confidential Information” refers to any trade secrets and proprietary information of the other Party, Client Information and other relevant information shared by both Parties, non-public information of any other Party, any contract, agreement, memorandum, appendix, draft or record signed by both Parties for the purpose of this Agreement (including this Agreement). The Party receiving the Confidential Information (the “Receiving Party”) shall not disclose the Confidential Information or any part thereof to any third party, except with the prior written consent of the other Party or as required by relevant laws and regulations or the listing requirements. The Receiving Party shall not use, directly or indirectly, the Confidential Information or any part thereof, except for the purpose of performance of this Agreement. Upon the termination hereof, Qingke E-commerce shall, at the request of WFOE, return all documents, materials or software containing the Confidential Information to Qingke E-commerce, or destroy such documents, materials or software by itself, and delete any Confidential Information from any relevant memory devices, and shall not use such Confidential Information any more.

8.3	The following information shall not be deemed as Confidential Information:

(1)	Any information previously known by the Receiving Party through legal means as evidenced by written documents;

(2)	Information that enters the public domain without the default of the Receiving Party or information that is known to the public due to other reasons;

(3)	Information disclosed with prior written consent of any other Party hereto; or

(4)	Information legally obtained by the Receiving Party from other sources.

8.4

The Receiving Party may disclose the Confidential Information to its relevant employees, agents or designated professionals, provided that it shall ensure that the said persons are also bound by this Agreement and keep confidential such Confidential Information and use such Confidential Information only for the purpose of performance of this Agreement. The disclosure of any Confidential Information by any employee or agent employed by any Party shall be deemed to as the disclosure by the Party itself, who shall be liable for any legal liability resulting therefrom.

Article 9 Term

This Agreement shall enter into force on the date when it is duly executed by the Parties, and terminate after the Option Equity is fully transferred to WFOE and/or other entity or individual designated by WFOE in accordance with the provisions hereof.

Article 10 Notice

10.1	All notice, request, demand and other communications required or sent under this Agreement shall be served in writing to the Party concerned.

10.2

The above notice and other communications, if sent by fax or telex, shall be deemed to have been served once they are delivered; if sent in person, shall be deemed to have been served once they are delivered face-to-face; if sent by post, shall be deemed to have been served five (5) days after posting.

Article 11 Liability for Breach

11.1

The Parties agree and confirm that if any Party (the “Breaching Party”) materially breaches any provisions hereof or fails to perform any of its obligations hereunder, it shall constitute a breach of this Agreement (the “Breach”). In such case, the non-breaching Parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to rectify the Breach or take remedial measures within a reasonable period of time. If the Breaching Party fails to do so within the reasonable period of time or within ten (10) days after receiving the written notice of the Non-breaching Parties,

11.1.1

if the Breaching Party is an Existing Shareholder or Qingke E-commerce, the Non-breaching Parties shall be entitled to take the following measures at its own discretion: (1) terminate this Agreement and demand full damages from the Breaching Party; (2) require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom. And

11.1.2

If the Breaching Party is WFOE, the Non-breaching Parties shall be entitled to require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom.

11.2	All Parties agree and confirm that under no circumstances shall Existing Shareholders and Qingke E-commerce require the termination of this Agreement for any reason.

11.3	The rights and remedies provided herein shall be cumulative and in addition to other rights or remedies provided by law.

11.4	Notwithstanding other provisions hereof, the validity of Article 11 shall not be affected by the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1	This Agreement is made in Chinese and in quintuplicate, with each Party holding one of them, which shall have the same legal effect.

12.2	The execution, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the Laws of China.

12.3

Any dispute arising out of or in connection with this Agreement shall be settled by all Parties through negotiation. If such negotiation fails within thirty (30) days after the dispute arises, either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration by three arbitrators appointed in accordance with the then effective rules of the arbitration center. The arbitral award shall be final and binding upon all Parties.

12.4

Any rights, powers and remedies granted to each Party by any provision hereof shall not preclude any other rights, powers or remedies enjoyed by the Party pursuant to law and other provisions hereof, nor the exercise of any single rights, powers and remedies by either Party shall preclude the exercise of any other rights, powers and remedies by such Party.

12.5

Any failure or delay by either Party to exercise any of its rights, powers and remedies hereunder (“The Rights”) shall not constitute the waiver by such Party of The Rights, nor any single or part waiver of The Rights shall preclude any further exercise of The Rights.

12.6	The headings of the articles of this Agreement are for reference only and shall not be used or affect the interpretation of such articles.

12.7

Each provision of this Agreement shall be severable and independent of each other. If any provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions shall not be affected.

12.8

This Agreement, once executed, shall supersede any other legal documents executed by the Parties on the subject matter hereof. Any amendment or supplement to this Agreement shall be made in writing and shall not come into force unless it is duly executed by the Parties.

12.9

Without prior written consent of WFOE, neither the Existing Shareholders nor Qingke E-commerce shall transfer any of their rights and/or obligations hereunder to any third party. However, WFOE shall have the right to transfer any of its rights and/or obligations hereunder to any third party designated by it after notifying Existing Shareholders and Qingke E-commerce Business.

12.10

This Agreement shall be binding upon the legal successors of all Parties (including but not limited to the successors of the Option Equity in case any of the Existing Shareholders dies (as a natural person) or goes bankruptcy (as an enterprise)).

(No Body Text Below)

(This is the signature page of the Exclusive Option Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke E-Commerce Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

(This is the signature page of the Exclusive Option Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Guangjie Jin

Signature: /s/ Guangjie Jin

(This is the signature page of the Exclusive Option Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Bing Xiao
Signature:	/s/ Bing Xiao

(This is the signature page of the Exclusive Option Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Xiamen Siyuan Investment Management Co., Ltd. (Seal)

(Sealed)

Legal representative: Xuejun Xie

Authorized representative (signature): /s/ Xuejun Xie

(This is the signature page of the Exclusive Option Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

Appendix I:

Form of the Notice of Exercise of the Equity Transfer Option

To: [Name of Existing Shareholders]

In view of the fact that we signed an Exclusive Option Agreement (the “Option Agreement”) with you and Shanghai Qingke E-Commerce Co., Ltd. (the “Qingke E-Commerce”) on                     , 2015, under which you shall, to the extent permitted by the laws and regulations of China and at the request of us, transfer the equity you hold in Qingke E-commerce to us or to any third party designated by us.

Therefore, we hereby notify you of the following:

We hereby request to exercise the Equity Transfer Option under the Option Agreement, to effect the transfer of the     % equity held by you in Qingke E-commerce (the “Transferring Equity”) to us/the [entity/personal name] designated by us. Upon receipt of this notice, please transfer the Transferring Equity to us/the [entity/personal name] designated by us in accordance with the Option Agreement.

Your truthfully,

(No Body Text Below)

(This is the signature page of the Appendix I: Form of the Notice of Exercise of the Equity Transfer Option to the Exclusive Option Agreement only)

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

Legal representative: Guangjie Jin

Authorized representative (signature):

Date:

Appendix II:

Form of the Notice of Exercise of the Assets Purchase Option

To: Shanghai Qingke E-Commerce Co., Ltd.

In view of the fact that we signed an Exclusive Option Agreement (the “Option Agreement”) with you and Guangjie Jin, Bing Xiao and Xiamen Siyuan Investment Management Co., Ltd on                     , 2015, under which you shall, to the extent permitted by the laws and regulations of China and at the request of us, transfer the assets of you to us or to any third party designated by us.

Therefore, we hereby notify you of the following:

We hereby request to exercise the Assets Purchase Option under the Option Agreement, to effect the transfer of all the assets of your company as set out in list attached (the “Transferring Assets”) to us/the [entity/personal name] designated by us. Upon receipt of this notice, please transfer the Transferring Assets to us/ the [entity/personal name] designated by us in accordance with the Option Agreement.

Your truthfully,

(No Body Text Below)

(This is the signature page of the Appendix II: Form of the Notice of Exercise of the Assets Purchase Option to the Exclusive Option Agreement only)

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

Legal representative: Guangjie Jin

Authorized representative (signature):

Date:

Appendix III:

Form of Power of Attorney

I, Bing Xiao, hereby irrevocably entrust Guangjie Jin (ID Card No. [***]), as my entrusted agent, with the power and authority to execute Equity Transfer Agreement and other relevant legal documents between myself, Shanghai Qingke E-Commerce Co., Ltd. (“Qingke E-Commerce”) and WFOE with respect to the equity transfer of Qingke E-Commerce.

(No Body Text Below)

(This is the signature page of the Appendix III: Form of Power of Attorney to the Exclusive Option Agreement only)

Guangjie Jin

Signature:

Date:

(This is the signature page of the Appendix III: Form of Power of Attorney to the Exclusive Option Agreement only)

Bing Xiao

Signature:

Date:

(This is the signature page of the Appendix III: Form of Power of Attorney to the Exclusive Option Agreement only)

Xiamen Siyuan Investment Management Co., Ltd. (Seal)

Legal Representative: Xuejun Xie

Authorized representative (signature):

Date: